BGC PARTNERS

REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

NEW YORK – August 4, 2021 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC” or the “Company”), a leading global brokerage and financial technology company, today reported its financial results for the quarter ended June 30, 2021.

Howard W. Lutnick, Chairman and CEO of BGC Partners:

"BGC's profitability improved across all adjusted metrics during the quarter, driven by 23.5 percent Fenics net revenue growth, reflecting strong improvement in Rates, FX, and our Fenics Growth Platforms.

We executed a number of our objectives in the second quarter, including entering into an agreement to sell our Insurance Brokerage business for $500 million in cash. In anticipation of this closing in October, we have repurchased or redeemed 21.2 million shares and units during the second quarter, and repurchased an additional 10 million Class A common shares so far in the third quarter. I am happy to report that yesterday, BGC's Board of Directors increased our share repurchase and unit redemption authorization to $400 million."

SELECT FINANCIAL RESULTS1

Highlights of Consolidated Results (USD millions)	2Q21	2Q20	Change
Revenues	$512.5	$519.1	(1.3)%
GAAP income from operations before income taxes	21.7	47.9	(54.8)%
GAAP net income for fully diluted shares	26.0	40.2	(35.2)%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	98.0	92.1	6.5%
Post-tax Adjusted Earnings	87.6	80.1	9.3%
Adjusted EBITDA	119.8	112.5	6.5%
Per Share Results	2Q21	2Q20	Change
GAAP fully diluted earnings per share	$0.05	$0.07	(28.6)%
Post-tax Adjusted Earnings per share	$0.16	$0.15	6.7%

1 U.S. Generally Accepted Accounting Principles is referred to as “GAAP”. “GAAP income before income taxes and noncontrolling interests” and “Adjusted Earnings before noncontrolling interests and taxes” may be used interchangeably with “GAAP pre-tax income” and “pre-tax Adjusted Earnings”, respectively. See the sections of this document including “Timing of Outlook for Certain GAAP and Non-GAAP Items”, “Non-GAAP Financial Measures”, “Adjusted Earnings Defined”, “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings”, “Adjusted EBITDA Defined”, “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, and “Liquidity Analysis”, including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.

SECOND QUARTER 2021 HIGHLIGHTS
•Announced the sale of Insurance Brokerage business for $500 million in cash consideration2.
•Repurchased/redeemed 21.2 million shares and units during the quarter.
•Post-tax Adjusted Earnings of $87.6 million, an increase of 9.3 percent and a 165 basis point (bp) margin expansion. GAAP net income for fully diluted shares was $26.0 million.
•Pre-tax Adjusted Earnings of $98.0 million, up 6.5 percent and a 140 bp margin expansion.
•Adjusted EBITDA of $119.8 million, an improvement of 6.5 percent and a 171 bp margin expansion.
•Fenics net revenue of $97.0 million, up 23.5 percent from last year.
•Fenics Markets3 revenue of $86.4 million, with a pre-tax Adjusted Earnings margin of 29.9 percent.
•Fenics Growth Platforms4 revenue of $10.6 million, an improvement of 48.4 percent.
•Fenics UST ADV grew by over 71 percent, significantly outpacing the overall market.
•Record Fenics UST CLOB market share, which grew from 10 percent to over 17 percent5.
•Record Lucera revenue, which increased by 26 percent from last year.
•Portfolio Match credit volumes more than quadrupled sequentially from the first quarter of 2021.
•Record Capitalab NDF Match revenue, which improved 15 percent from a year ago.
•Environmental brokerage grew by 51 percent, supporting the reduction of global carbon emissions and promoting clean and renewable energy.
•Record Insurance brokerage revenue of $54.3 million, up 18.6 percent.

AWARDS
•Fenics Market Data named Best Market Data Provider at FX Markets e-FX Awards 2021.
•Fenics Market Data named Best Market Data Newcomer (Vendor or Product) at Inside Market Data & Inside Reference Data Awards 2021.

DISCUSSION OF RESULTS
BGC generated total revenue of $512.5 million during the second quarter of 2021, which reflected improved trading activity in the second half of the quarter, following softer industry-wide trading volumes in April. Fenics net revenue grew 23.5 percent compared to the prior year, and represented over 21 percent of total financial
2 For additional information, please see press release titled "BGC Announces Agreement to Sell its Insurance Brokerage Business to The Ardonagh Group for $500 million" dated May 26, 2021.
3 Fenics Markets includes the fully electronic portions of BGC’s brokerage businesses, Data, Software and Post-trade revenues that are unrelated to Fenics Growth Platforms, as well as Fenics Integrated revenues. Businesses are categorized as “Fenics Integrated” if they utilize sufficient levels of technology such that significant amounts of their transactions can be, or are, executed without broker intervention and have expected pre-tax Adjusted Earnings margins of at least 25 percent.
4 Fenics Growth Platforms include Fenics UST, Fenics GO, Lucera, Fenics FX and other newer standalone platforms.
5 Central limit order book (“CLOB”) market share is from Greenwich Associates and BGC’s internal estimates.

services revenue6. Record Fenics revenue contribution, combined with improved Insurance brokerage profitability, drove Adjusted Earnings and margins higher.

During the quarter, BGC announced the sale of its Insurance Brokerage business to The Ardonagh Group for $500 million in cash consideration. As a result of this announcement, the assets and liabilities associated with BGC's Insurance Brokerage business are presented as Held for Sale on the "Condensed Consolidated Statements of Financial Condition" for the period ending June 30, 2021.

CONSOLIDATED REVENUES

Consolidated Revenues (USD millions)	2Q21	2Q20	Change
Rates	$136.5	$133.0	2.6%
Foreign exchange	72.8	74.4	(2.1)%
Credit	72.6	95.8	(24.2)%
Energy and commodities	74.7	71.3	4.8%
Equity derivatives and cash equities	60.8	61.8	(1.5)%
Insurance	54.3	45.8	18.6%
Total brokerage revenues	$471.8	$482.1	(2.1)%
Data, software, and post-trade	21.6	20.1	7.3%
Fees from related parties, interest and dividend income, and other revenues	19.1	16.9	13.2%
Total revenues	$512.5	$519.1	(1.3)%
BGC reported total revenue of $512.5 million in the second quarter of 2021, 1.3 percent lower than a year ago. Revenue performance across the business was as follows7:

▪May and June revenues recovered after April was 10.7% lower.
▪Voice / Hybrid, including other revenue, generated revenue of $361.1 million, down 8.5 percent due to continued conversion of Voice / Hybrid to Fenics revenue.
▪Fenics reported record second quarter net revenue of $97.0 million, an improvement of 23.5 percent, with a pre-tax Adjusted Earnings margin of 29.9 percent across its Fenics Markets business.
▪Insurance brokerage generated record revenue of $54.3 million, up 18.6 percent.

6 Financial services revenue excludes Insurance brokerage.
7 Excludes Insurance brokerage unless otherwise stated.

BGC saw a favorable Rates trading environment, particularly across BGC's U.S. government bond, inflation, and interest rate swap businesses. Energy & Commodities generated solid revenue growth, driven by strong performance in BGC's environmental brokerage business. These improvements were offset by Credit revenue, reflecting significantly lower industry-wide trading volumes.

Beginning last year, BGC has selectively reduced front office headcount with a focus on underperforming or less profitable brokers. As a result, front office headcount was 8 percent lower this quarter versus a year ago. While this lowered revenue in the short-term, it was partially offset by a 6 percent improvement in average productivity, which drove profitability higher. As BGC continues to automate more of its overall business, both profitability and productivity are expected to increase.

FENICS

Fenics Revenues (USD millions)	2Q21	2Q20	Change
Fenics Markets	$86.4	$71.4	21.0%
Fenics Growth Platforms	10.6	7.1	48.4%
Fenics net revenues	$97.0	$78.5	23.5%
Technology services (inter-company)	19.6	21.7	(9.7)%
Total Fenics revenues	$116.5	$100.2	16.3%
Overall Fenics net revenue increased by 23.5 percent in the second quarter, driven by strong double-digit revenue growth across both Fenics Markets and Fenics Growth Platforms.

Fenics Markets revenue improved by 21.0 percent, driven by strong growth across Rates, FX, and Market Data, partially offset by lower industry-wide Credit trading activity:

▪Fenics MIDFX, the leading wholesale FX hedging platform, grew its revenue by approximately 25 percent versus the prior year. Building on the longstanding success in Spot FX, Fenics MIDFX launched Asian non-deliverable forwards ("NDF") at the beginning of 2021, which has continued to gain traction throughout the year.

▪Fenics Direct, a web-delivered FX options platform, had a record quarter and more than doubled its volumes and revenue.

▪Fenics Market Data signed a record number of new contracts during the quarter, with total contracted value increasing by nearly 150 percent compared to last year.

▪Capitalab's NDF Match business, an advanced web-based matching platform that helps clients reduce foreign exchange exposure, generated record revenue during the quarter. Since its launch in 2017, NDF Match has grown its market share and has become a leading solution for post-trade risk reduction.

Fenics Growth Platforms revenue improved 48.4 percent from a year ago, as these newer, standalone platforms continued to scale, onboard new clients, and capture market share:

▪Fenics UST average daily volume (“ADV”) grew by over 71 percent during the quarter, significantly outpacing the overall industry. Fenics UST CLOB market share increased from 10 percent a year ago to over 17 percent in the second quarter, another quarterly record8. In the second quarter, nearly 65 percent of all Fenics UST trades were transacted at prices only offered on the platform, as it continued to offer the tightest pricing in the market9. Additionally, Fenics UST will be launching U.S. Repos on the platform in August, which follows its recent successful launch of UST Bills.

▪Lucera, BGC's infrastructure and software business, generated strong double-digit revenue growth of 26 percent versus last year, driven by record revenue within Lucera's LumeMarkets and Connect businesses. LuceraConnect provides banks and market makers with on-demand connectivity to over one thousand endpoints across buy-side clients, trading firms, marketplaces, and exchanges. In addition LuceraConnect has become the leading infrastructure network in foreign exchange and is rapidly expanding in other asset classes. LumeMarkets is a low latency aggregator, providing a single access point across multiple fragmented marketplaces and exchanges. Lucera's revenues are highly recurring and long-term.

▪Fenics GO, BGC's global options electronic trading platform, launched Korea Composite Stock Price Index ("KOSPI") options in May 2021, which quickly grew to over 12 percent of estimated block-sized front-month market share in June 202110. Additionally, Fenics GO has continued to scale Hang Seng Chinese Enterprise Index ("HSCEI") option volumes, where GO represented over 26 percent of estimated market share in June 202110, only six months after launch. Following the success of its recent APAC expansion, Fenics GO plans to launch U.S. listed options by the end of 2021.

▪Fenics Portfolio Match, a newly developed session-based Credit portfolio trading solution, continued to gain traction during the quarter, with volumes quadrupling versus the first quarter of 2021. Since its fourth quarter 2020 launch, over 30 bank counterparties have uploaded bond portfolios totaling over $650 billion in notional value to the platform. Portfolio Match currently supports U.S. and European investment grade credit, and European high yield credit. U.S. high yield credit sessions are expected to launch in the fourth quarter of 2021.

8 UST Market share is based on data from Greenwich Associates and BGC’s internal estimates.
9 Conventional U.S. Treasury market is priced in ticks of 1/32; Fenics UST offers the tightest U.S. Treasury pricing at 1/16 of 1/32 per tick.
10 Front-month refers to the nearest expiration date of an options contract and is within 32 days of expiration.

CONSOLIDATED EXPENSES AND TAXES AND NONCONTROLLING INTEREST11

Consolidated Expenses (USD millions)	2Q21	2Q20	Change
Compensation and employee benefits under GAAP	$270.4	$283.6	(4.7)%
Equity-based compensation and allocations of net income to limited partnership units and FPUs	58.3	27.8	109.5%
Non-compensation expenses under GAAP	165.2	162.0	2.0%
Total expenses under GAAP	$494.0	$473.5	4.3%

Compensation and employee benefits for Adjusted Earnings	$268.9	$276.4	(2.7)%
Non-compensation expenses for Adjusted Earnings	147.7	151.0	(2.2)%
Total expenses for Adjusted Earnings	$416.6	$427.4	(2.5)%
The Company’s compensation and employee benefits expense under GAAP and Adjusted Earnings decreased in the second quarter of 2021 due to lower revenues and cost reduction initiatives previously executed.

Non-compensation expenses under GAAP increased 2.0 percent, due in part to higher selling and promotion, as COVID-19 restrictions were relaxed across many of the major geographies in which BGC operates. Non-compensation expenses under Adjusted Earnings decreased 2.2 percent, reflecting lower occupancy and equipment and other expenses.

Taxes and Noncontrolling Interest (USD millions)	2Q21	2Q20	Change
GAAP provision (benefit) for income taxes	($1.2)	$8.6	NMF
Provision for income taxes for Adjusted Earnings	10.3	10.6	(2.8)%
GAAP net income attributable to noncontrolling interest in subsidiaries	4.7	11.4	(58.9)%
Net income attributable to noncontrolling interest in subsidiaries for Adjusted Earnings	0.2	1.3	(85.1)%

11For additional information on “Equity-based compensation and allocations of net income to limited partnership units and FPUs”, please see the section of this document titled “Adjusted Earnings Defined” and the footnotes to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”.

CONSOLIDATED SHARE COUNT12

Consolidated Share Count (USD millions)	2Q21	2Q20	Change	1Q21	Change (QoQ)
Fully diluted weighted-average share count under GAAP	563.9	546.1	3.3%	557.1	1.2%
Fully diluted weighted-average share count for Adjusted Earnings	563.9	546.1	3.3%	557.1	1.2%
Fully diluted spot share count under GAAP and Adjusted Earnings	539.3	546.2	(1.3)%	557.0	(3.2)%
BGC’s fully diluted spot share count decreased by 17.7 million shares, or 3.2 percent sequentially, which reflected 21.2 million share and unit repurchases or redemptions during the quarter. These were executed following the announcement of the sale of BGC's Insurance Brokerage business on May 26, 2021 through the end of the second quarter, and thus had a limited impact on the fully diluted weighted-average share count during the quarter.

BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods. The Company expects to use relatively more cash with respect to compensation and acquisitions to minimize dilution.

SELECT BALANCE SHEET METRICS13
BGC’s liquidity was $469.9 million as of June 30, 2021 compared with $652.6 million as of year-end 2020. Cash and cash equivalents were $420.3 million as of June 30, 2021 versus $593.6 million as of December 31, 2020, while notes payable and other borrowings were $1,243.2 million compared with $1,315.9 million. Total capital was $808.9 million compared with $828.9 million as of year-end 2020.

Due to BGC's Insurance Brokerage business being classified as "Held for Sale" as of June 30, 2021, select balance sheet metrics are not fully comparable. Assets related to the Insurance Brokerage business, including cash and cash equivalents are excluded, and reflected within "Assets held for sale", as of June 30, 2021, but not as of December 31, 2020. Additionally, liabilities related to the Insurance Brokerage business are treated as "Liabilities held for sale" on the "Consolidated Statement of Financial Condition".

12“Spot” is used interchangeably with the end-of-period share count.
13 The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), securities owned, and marketable securities, less securities lent out in securities loaned transactions and repurchase agreements (if any). “Cash segregated under regulatory requirements” is not included in liquidity. For more information regarding Liquidity, see the section of this document and/or the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP. The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice. The Company defines net debt as notes payable and other borrowings less liquidity. Total capital is defined as redeemable partnership interest, total stockholders' equity and noncontrolling interest in subsidiaries.

OUTLOOK

BGC’s revenues were approximately 5 percent higher for the first 21 trading days of the third quarter of 2021, when compared to the same period in 2020.	Metric (USD millions)	Guidance	Actual
		3Q21	3Q20
	Revenues	$465 - $515	$455.0
	Pre-tax Adjusted Earnings	$78 - $98	$69.2
		FY 2021	FY 2020
	Adjusted Earnings Tax Rate (%)	10 - 12%	11.0%

DIVIDEND INFORMATION
On August 3, 2021, BGC Partners’ Board of Directors declared a quarterly qualified cash dividend of $0.01 per share payable on September 7, 2021 to Class A and Class B common stockholders of record as of August 24, 2021. The ex-dividend date will be August 23, 2021.

POSSIBLE CORPORATE CONVERSION14
The Company continues to explore a possible conversion into a simpler corporate structure. BGC's board and committees have hired advisors and are reviewing the potential structure and details of such conversion. Should the Company decide to move forward with a corporate conversion, it will continue to work with regulators, lenders, and rating agencies.

ONLINE AVAILABILTY OF INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION
An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcpartners.com. Additional detail on overall Fenics revenues is available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcpartners.com. The Excel tables and earnings presentation contain the results discussed in this document as well as other useful information that may not be contained herein. Please see the sections titled “Impact of COVID-19 on Employees” and “Impact of COVID-19 on the Company’s Results” in the Company’s most recent report on Form 10-K for the impact of the pandemic on the Company’s employees, clients, and results.

14 BGC may refer to its current corporate structure as an “UP-C”, which stands for Umbrella Partnership/C-Corporation.

BGC CONFERENCE CALL AND INVESTOR PRESENTATION
BGC will hold a conference call on the date of this release to discuss second quarter 2021 results starting at 10:00 a.m. ET. A live webcast of the call, along with an investor presentation summarizing BGC’s consolidated non-GAAP results, will be accessible at http://ir.bgcpartners.com. Alternatively, interested parties can access the call by dialing +1 844-757-5722 (U.S.) or +1 412-542-4119 (international) and entering passcode 1015-7576. After the conference call, an archived recording will be available at http://ir.bgcpartners.com.

BGC PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$420,302	$593,646
Cash segregated under regulatory requirements	36,365	257,031
Securities owned	49,222	58,572
Marketable securities	360	349
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,455,333	304,022
Accrued commissions and other receivables, net	338,313	739,009
Loans, forgivable loans and other receivables from employees and partners, net	370,800	408,142
Fixed assets, net	204,531	214,782
Investments	33,400	38,008
Goodwill	487,434	556,211
Other intangible assets, net	219,291	287,157
Receivables from related parties	7,890	11,953
Other assets	461,379	480,418
Assets held for sale	1,048,859	—
Total assets	$5,133,479	$3,949,300

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$5,997	$3,849
Accrued compensation	187,166	220,726
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,305,743	179,716
Payables to related parties	79,920	36,252
Accounts payable, accrued and other liabilities	652,366	1,363,919
Notes payable and other borrowings	1,243,248	1,315,935
Liabilities held for sale	850,112	—
Total liabilities	4,324,552	3,120,397
Redeemable partnership interest	19,582	20,674

Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share; 750,000 shares authorized;
416,914 and 373,545 shares issued at June 30, 2021 and December 31,
2020, respectively; and 348,795 and 323,018 shares outstanding at
June 30, 2021 and December 31, 2020, respectively	4,169	3,735
Class B common stock, par value $0.01 per share; 150,000 shares authorized;
45,884 shares issued and outstanding at each of June 30, 2021 and
December 31, 2020, convertible into Class A common stock	459	459
Additional paid-in capital	2,367,458	2,354,492
Treasury stock, at cost: 68,119 and 50,527 shares of Class A common stock at	(406,701)	(315,313)
June 30, 2021 and December 31, 2020, respectively
Retained deficit	(1,211,870)	(1,265,504)
Accumulated other comprehensive income (loss)	(30,605)	(28,930)
Total stockholders' equity	722,910	748,939
Noncontrolling interest in subsidiaries	66,435	59,290
Total equity	789,345	808,229
Total liabilities, redeemable partnership interest and equity	$5,133,479	$3,949,300

BGC PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenues:	2021	2020	2021	2020
Commissions	$389,768	$382,640	$824,988	$838,495
Principal transactions	81,997	99,453	180,760	212,764
Total brokerage revenues	471,765	482,093	1,005,748	1,051,259

Fees from related parties	4,245	6,562	8,030	12,083
Data, software and post-trade	21,602	20,139	43,588	39,537
Interest and dividend income	11,455	6,536	14,493	10,697
Other revenues	3,383	3,758	8,167	8,679
Total revenues	512,450	519,088	1,080,026	1,122,255

Expenses:
Compensation and employee benefits	270,427	283,616	578,589	628,544
Equity-based compensation and allocations of net income
to limited partnership units and FPUs	58,290	27,819	91,785	70,023
Total compensation and employee benefits	328,717	311,435	670,374	698,567
Occupancy and equipment	46,900	47,247	95,033	98,321
Fees to related parties	4,452	5,194	9,743	10,629
Professional and consulting fees	17,820	19,805	33,960	39,761
Communications	30,774	30,524	60,578	61,045
Selling and promotion	8,616	6,634	16,104	25,333
Commissions and floor brokerage	14,308	13,520	32,237	32,797
Interest expense	18,680	17,625	36,533	35,131
Other expenses	23,688	21,480	39,777	39,011
Total non-compensation expenses	165,238	162,029	323,965	342,028
Total expenses	493,955	473,464	994,339	1,040,595

Other income (losses), net:
Gains (losses) on divestitures and sale of investments	(32)	—	(32)	—
Gains (losses) on equity method investments	1,323	1,119	2,789	2,142
Other income (loss)	1,864	1,129	7,270	(4,886)
Total other income (losses), net	3,155	2,248	10,027	(2,744)

Income (loss) from operations before income taxes	21,650	47,872	95,714	78,916

Provision (benefit) for income taxes	(1,191)	8,599	13,748	19,474
Consolidated net income (loss)	$22,841	$39,273	$81,966	$59,442

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	4,672	11,354	20,706	17,849

Net income (loss) available to common stockholders	$18,169	$27,919	$61,260	$41,593

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
Continued

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Per share data:
Basic earnings (loss) per share
Net income (loss) available to common stockholders	$18,169	$27,919	$61,260	$41,593
Basic earnings (loss) per share	$0.05	$0.08	$0.16	$0.12
Basic weighted-average shares of common stock outstanding	384,902	360,614	379,639	359,308

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$26,023	$40,173	$88,271	$59,498
Fully diluted earnings (loss) per share	$0.05	$0.07	$0.16	$0.11
Fully diluted weighted-average shares of common stock outstanding	563,923	546,123	560,210	542,390

Non-GAAP Financial Measures
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interests and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; and “Liquidity”. The definitions of these terms are below.

Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interests and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.

As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.

Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA

Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:

•Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs.
•Charges with respect to preferred units. Any preferred units would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability or redeemed in connection with the grant of shares of common stock at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes.
•GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs.
•Charges related to amortization of RSUs and limited partnership units.
•Charges related to grants of equity awards, including common stock or partnership units with capital accounts.
•Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders.

The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”

Virtually all of BGC’s key executives and producers have equity or partnership stakes in the Company and its subsidiaries and generally receive deferred equity or limited partnership units as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock, to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant. Generally, limited partnership units other than preferred units are expected to be paid a pro-rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share. However, out of an abundance of caution and in order to strengthen the Company’s balance sheet due the uncertain macroeconomic conditions with respect to the COVID-19 pandemic, BGC Holdings, L.P. has reduced its distributions of income from the operations of BGC’s businesses to its partners.

Compensation charges are also adjusted for certain other cash and non-cash items, including those related to the amortization of GFI employee forgivable loans granted prior to the closing of the January 11, 2016 back-end merger with GFI.

Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans.

Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:

•Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
•Acquisition related costs;
•Certain rent charges;
•Non-cash GAAP asset impairment charges; and
•Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangibles created from acquisitions.

Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:

•Gains or losses on divestitures;
•Fair value adjustment of investments;
•Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and
•Any unusual, one-time, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC is expected to operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that:

•The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
•The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax.

The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of Adjusted Earnings per share on a pre-tax basis.

The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings”.

Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations. Management uses Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the Company’s business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units. Dividends payable to common stockholders and distributions payable to holders of limited partnership units are included within “Dividends to stockholders” and “Earnings distributions to limited partnership interests and noncontrolling interests,” respectively, in our unaudited condensed consolidated statements of cash flows.

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.

For more information regarding Adjusted Earnings, see the sections of this document and/or the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:

•Provision (benefit) for income taxes;
•Net income (loss) attributable to noncontrolling interest in subsidiaries;
•Interest expense;
•Fixed asset depreciation and intangible asset amortization;
•Equity-based compensation and allocations of net income to limited partnership units and FPUs;
•Impairment of long-lived assets;
•(Gains) losses on equity method investments; and
•Certain other non-cash GAAP items, such as non-cash charges of amortized rents incurred by the Company for its new UK based headquarters.

The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.

Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.

For more information regarding Adjusted EBITDA, see the section of this document and/or the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:

•Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
•Unusual, one-time, non-ordinary, or non-recurring items;
•The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
•Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end;
•Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), securities owned, and marketable securities, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.

For more information regarding Liquidity, see the section of this document and/or the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

BGC PARTNERS, INC.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q2 2021	Q2 2020
GAAP income (loss) from operations before income taxes	$21,650	$47,872

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation and allocations of net income to limited partnership units and FPUs (1)	58,290	27,819
Other Compensation charges (2)	1,520	7,259
Total Compensation adjustments	59,810	35,078

Non-Compensation adjustments:
Amortization of intangibles (3)	6,684	6,315
Acquisition related costs	313	2,285
Impairment charges	1,256	379
Other (4)	9,300	2,005
Total Non-Compensation adjustments	17,553	10,984

Other income (losses), net adjustments:
Losses (gains) on divestitures	32	—
Fair value adjustment of investments (5)	87	6
Other net (gains) losses (6)	(1,084)	(1,878)
Total other income (losses), net adjustments	(965)	(1,872)

Total pre-tax adjustments	76,398	44,190

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	$98,048	$92,062

GAAP net income (loss) available to common stockholders	$18,169	$27,919
Allocation of net income (loss) to noncontrolling interest in subsidiaries (7)	4,473	10,017
Total pre-tax adjustments (from above)	76,398	44,190
Income tax adjustment to reflect adjusted earnings taxes (8)	(11,486)	(1,988)

Post-tax adjusted earnings	$87,554	$80,138

Per Share Data

GAAP fully diluted earnings (loss) per share	$0.05	$0.07

Less: Allocations of net income (loss) to limited partnership units, FPUs, and noncontrolling interest in subsidiaries, net of tax	(0.01)	—
Total pre-tax adjustments (from above)	0.14	0.08
Income tax adjustment to reflect adjusted earnings taxes	(0.02)	(0.00)

Post-tax adjusted earnings per share	0.16	0.15

Fully diluted weighted-average shares of common stock outstanding	563,923	546,123

Dividends declared per share of common stock	$0.01	$0.01
Dividends declared and paid per share of common stock	$0.01	$0.01
Please see footnotes to this table on the next page.

(1) The components of equity-based compensation and allocations of net income to limited partnership units and FPUs are as follows (in thousands):

	Q2 2021	Q2 2020
Issuance of common stock and grants of exchangeability	$31,222	$2,362
Allocations of net income	6,846	2,660
LPU amortization	16,741	19,524
RSU amortization	3,481	3,273
Equity-based compensation and allocations of net income to limited partnership units and FPUs	$58,290	$27,819

(2) GAAP expenses in the second quarter of 2021 and 2020 included certain acquisition-related compensation expenses of $1.6 million and $0.4 million, respectively. GAAP expenses in the second quarter of 2020 included certain one-off costs associated with the cost reduction program of $3.8 million. The second quarter of 2020 also included certain loan impairments related to the cost reduction program of $3.0 million.

(3) Includes non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.

(4) Includes various other GAAP items. Pre-tax Adjusted Earnings in each presented period of 2020 exclude the impact of the employee theft of funds, including penalties and interest, and other immaterial revisions that have been made to previously issued financial statements. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to non-recurring or unusual gains or losses, as well as resolutions of litigation.

(5) Includes non-cash loss of $87 thousand and $6 thousand related to fair value adjustments of investments held by BGC in the second quarter of 2021 and 2020, respectively.

(6) For the second quarters of 2021 and 2020, includes non-cash gains of ($1.3) million and ($1.1) million, respectively, related to BGC's investments accounted for under the equity method. The second quarter of 2021 also includes a net loss of $0.2 million related to various other GAAP items, while the second quarter of 2020 also included a net gain of ($0.8) million related to various other GAAP items.

(7) Primarily represents Cantor's pro-rata portion of net income.

(8) BGC's GAAP provision for income taxes is calculated based on an annualized methodology. The Company's GAAP provision for income taxes was ($1.2) million and $8.6 million for the second quarters of 2021 and 2020, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation with respect to limited partnership unit exchange, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted ($11.5) million and ($2.0) million for the second quarters of 2021 and 2020, respectively. As a result, the provision for income taxes with respect to Adjusted Earnings was $10.3 million and $10.6 million for the second quarters of 2021 and 2020, respectively. The calculation of taxes for Adjusted Earnings excluded the effect of the 2017 U.S. Tax Cuts and Jobs Act.

Note: Certain numbers may not add due to rounding.

BGC PARTNERS, INC.
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT
UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q2 2021	Q2 2020

Common stock outstanding	384,902	360,614
Limited partnership units	108,548	119,447
Cantor units	55,131	52,363
Founding partner units	9,927	12,312
RSUs	4,141	174
Other	1,274	1,213

Fully diluted weighted-average share count under GAAP and for Adjusted Earnings	563,923	546,123

Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

BGC PARTNERS, INC.
LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020

Cash and cash equivalents	$420,302	$593,646
Securities owned	49,222	58,572
Marketable securities	360	349
Total Liquidity	$469,884	$652,567

        BGC PARTNERS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q2 2021	Q2 2020
GAAP net income (loss) available to common stockholders	$18,169	$27,919

Add back:

Provision (benefit) for income taxes	(1,191)	8,599

Net income (loss) attributable to noncontrolling interest in subsidiaries (1)	4,672	11,354

Interest expense	18,680	17,625

Fixed asset depreciation and intangible asset amortization	21,255	19,919

Impairment of long-lived assets	1,256	379

Equity-based compensation and allocations of net income to limited partnership units and FPUs (2)	58,290	27,819

(Gains) losses on equity method investments (3)	(1,323)	(1,119)

Adjusted EBITDA	$119,808	$112,495

(1) Primarily represents Cantor's pro-rata portion of net income.

(2) Represents BGC employees' pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.

(3) For the second quarters of both 2021 and 2020, includes non-cash gains of ($1.3) million and ($1.1) million, respectively, related to BGC's investments accounted for under the equity method.

Other Items of Note
Unless otherwise stated, all results provided in this document compare the second quarter of 2021 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain numbers and percentage changes listed throughout this document may not sum due to rounding.

About BGC Partners, Inc.
BGC Partners, Inc. (“BGC”) is a leading global brokerage and financial technology company. BGC, through its various affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit), Foreign Exchange, Equities, Energy and Commodities, Shipping, Insurance, and Futures. BGC also provides a wide variety of services, including trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through its brands, including Fenics®, Fenics Market Data™, Fenics GO™, BGC®, BGC Trader™, Capitalab®, Lucera®, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, Lucera, Corant Global, Corant, and Piiq are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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Investor Contact:
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